CCFNB Bancorp, Inc. 8-K

Exhibit 99.1

Press Release – For Immediate Release

August 1, 2023

CCFNB Bancorp, Inc. Reports Second Quarter 2023 Earnings

Bloomsburg, PA – CCFNB Bancorp, Inc. (“Corporation”) (OTC Pink: CCFN), parent company of First Columbia Bank & Trust Co. (”Bank”), has released its unaudited financial statements for the second quarter of 2023.

Net income, as reported under U.S. Generally Accepted Accounting Principles, for the quarter-ended June 30, 2023 was $1,462,000 compared to $1,953,000 for the same period in 2022. Net income, as reported under U.S. Generally Accepted Accounting Principles, for the six months-ended June 30, 2023 was $3,402,000 compared to $4,398,000 for the same period in 2022. Net income for the six months-ended June 30, 2023 was impacted by merger related expenses amounting to approximately $449 thousand. Earnings per share for the quarters-ended June 30, 2023 and 2022 were $0.71 and $0.94, respectively. Earnings per share for the six months-ended June 30, 2023 and 2022 were $1.64 and $2.12, respectively. The return on average assets and return on average equity were 0.71% and 7.63% for the quarter-ended June 30, 2023 as compared to 0.93% and 9.14% for the same period of 2022.

The net interest margin, tax effected, on interest earning assets and liabilities was 2.32% and 2.51% at June 30, 2023 and 2022, respectively.

Total consolidated assets amounted to $960.1 million at June 30, 2023 as compared to $944.0 at December 31, 2022. For the six months-ended June 30, 2023, net loans, not held for sale, increased by $22.7 million while investment securities decreased $3.7 million and cash and cash equivalents decreased $289 thousand. Over the same time period, loans held for sale decreased $4.2 million. Total deposits decreased $23.8 million while short term borrowings increased $10.3 million. Long term borrowings increased $25.0 million since the end of 2022 to fund the loan growth and offset deposit losses.

The Corporation invests in various forms of agency debt including mortgage-backed securities and callable agency debt. The fair value of these securities is influenced by market interest rates, prepayment speeds on mortgage-backed securities, bid to offer spreads in the market place and credit premiums for various types of agency debt. These factors change continuously and therefore the fair value of these securities may be higher or lower than the Corporation’s carrying value at any measurement date. The temporary impact on investments will also affect stockholders’ equity as these fluctuations are recorded through accumulated other comprehensive income (loss). As of June 30, 2023, the temporary impact of these unrealized losses on the stockholders’ equity amounted to a reduction of $25.2 million. The Corporation does not consider its debt securities to be other-than-temporarily impaired since it has both the intent and ability to hold the securities to allow a market recovery, which may be at maturity. As of June 30, 2023, the scheduled maturities of the callable agency debt, at par value, over the next 12 months amounted to $40.6 million. Additionally, the Corporation is expecting monthly cash flows from mortgage-backed securities.

Our liquidity position remains strong as the Bank has access to available funding with the Federal Home Loan Bank of Pittsburgh (“FHLB”). Under terms of a blanket agreement, the loans are secured by certain qualifying assets of the Bank which consisted principally of first mortgage loans. As of June 30, 2023, the maximum borrowing capacity with FHLB amounted to $259,100,000 and the available capacity was $225,100,000. The Bank also has unused lines of credit with the Federal Reserve Bank Discount Window and Atlantic Community Bankers Bank in the amounts of $5,953,560 and $10,000,000, respectively, at June 30, 2023.

When compared to December 31, 2022, stockholders’ equity, excluding accumulated other comprehensive loss, increased $2.2 million to $115.5 million as of June 30, 2023. Total stockholders’ equity equated to a book value per share of $43.44 at June 30, 2023 as compared with $41.34 as of December 31, 2022. For the six months-ended June 30, 2023 cash dividends of $0.85 per share were paid to stockholders as compared to $0.83 for the same 2022 period. CCFNB Bancorp, Inc. remains well capitalized, with an equity-to-assets ratio of 9.4% as of June 30, 2023 and 9.1% at December 31, 2022.

About CCFNB Bancorp, Inc.

CCFNB Bancorp, Inc. is a registered financial holding company, headquartered in Bloomsburg, Pennsylvania. CCFNB Bancorp, Inc. has one subsidiary bank, First Columbia Bank & Trust Co. First Columbia Bank & Trust Co. is a full-service community bank, serving a market area in Columbia, Montour, Luzerne, Lycoming, and Northumberland counties. The Bank engages in a full line of personal, business and municipal financial services and alternative investment products, including corporate and personal fiduciary services. The Bank has 12 offices located throughout the communities of Bloomsburg, Berwick, Danville, Benton, Millville, Elysburg and Catawissa. The Bank has 177 employees. As of June 30, 2023, CCFNB Bancorp, Inc. had $960.1 million in total assets.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the proposed merger with Muncy Bank Financial, Inc.; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of the COVID-19 pandemic and actions taken by governments, businesses and individuals in response. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

CCFNB Bancorp, Inc. and Muncy Bank Financial, Inc. Merger - Additional Information and Where to Find It

On April 18, 2023 CCFNB Bancorp, Inc. (OTCPK: CCFN) and Muncy Bank Financial, Inc. (OTCQB: MYBF) jointly announced the signing of a definitive merger agreement to combine the two companies in a strategic merger of equals. In connection with the proposed transaction, CCFNB has filed a registration statement on Form S-4 with the SEC. The registration statement includes a joint proxy statement of CCFNB and Muncy, which also will constitute a prospectus of CCFNB, that will be sent to CCFNB’s and Muncy’s shareholders seeking certain approvals related to the proposed transaction.

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors and security holders of CCFNB and Muncy and their respective affiliates are urged to read, when available, the registration statement on Form S-4, the joint proxy statement/prospectus included within the registration statement on Form S-4 and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction, as well as any amendments or supplements to those documents, because they will contain important information about CCFNB, Muncy and the proposed transaction. Investors and security holders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about CCFNB and Muncy, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by CCFNB will be made available free of charge in the “Investor Relations” section of CCFNB’s website, https://www.firstcolumbiabank.com. Copies of documents filed with the SEC by Muncy will be made available free of charge in the “Investor Relations” section of Muncy’s website, https://ir.muncybank.com.

Participants in Solicitation

CCFNB, Muncy, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding directors and executive officers of CCFNB and Muncy will be made available in the joint proxy statement/prospectus included in the registration statement on Form S-4 filed by CCFNB with the SEC in connection with the proposed transaction, and certain other documents filed with the SEC by CCFNB and Muncy, respectively. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

CCFNB Bancorp, Inc.

Consolidated Balance Sheets

	(Unaudited)
	June 30,	December 31,
(In Thousands, except share data)	2023	2022
ASSETS
Cash and due from banks	$10,546	$9,750
Interest-bearing deposits in other banks	2,243	3,333
Federal funds sold	6	1
Total cash and cash equivalents	12,795	13,084
Investment debt securities, available for sale, at fair value	336,252	341,051
Investment equity securities, at fair value	929	1,077
Restricted securities	4,498	3,223
Loans held for sale	402	4,568
Loans, net of unearned income	550,469	527,729
Less: Allowance for credit losses	6,278	7,279
Loans, net	544,191	520,450
Premises and equipment:
Operating lease right-of-use	284	298
Other premises and equipment, net	12,365	12,514
Accrued interest receivable	2,331	2,222
Cash surrender value of bank-owned life insurance	22,126	21,859
Investment in limited partnerships	5,472	3,745
Goodwill	7,937	7,937
Other assets	10,498	11,986
TOTAL ASSETS	$960,080	$944,014

LIABILITIES
Interest-bearing deposits	$482,962	$500,480
Noninterest-bearing deposits	175,521	181,845
Total deposits	658,483	682,325
Short-term borrowings	182,022	171,741
Long-term borrowings	25,023	24
Accrued interest payable	508	187
Operating lease liability	284	298
Other liabilities	3,392	3,497
TOTAL LIABILITIES	869,712	858,072

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; authorized
15,000,000 shares, issued 2,344,809 shares in 2023
and 2,343,835 shares in 2022	2,931	2,930
Surplus	30,070	30,030
Retained earnings	92,318	90,156
Accumulated other comprehensive loss	(25,161)	(27,384)
Treasury stock, at cost; 264,700 shares in 2023 and 2022	(9,790)	(9,790)
TOTAL STOCKHOLDERS' EQUITY	90,368	85,942
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$960,080	$944,014

CCFNB Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
(In Thousands, Except Share and Per Share Data)	June 30,		June 30,
	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$6,298	$4,806	$12,232	$9,615
Tax-exempt	215	139	431	303
Interest and dividends on investment securities:
Taxable	1,222	1,036	2,430	1,843
Tax-exempt	134	30	263	67
Dividend and other interest income	69	48	136	93
Federal funds sold	1	5	1	6
Deposits in other banks	25	55	85	88
TOTAL INTEREST AND DIVIDEND INCOME	7,964	6,119	15,578	12,015

INTEREST EXPENSE
Deposits	780	422	1,407	836
Short-term borrowings	2,125	168	3,911	257
Long-term borrowings	146	1	146	1
TOTAL INTEREST EXPENSE	3,051	591	5,464	1,094

NET INTEREST INCOME	4,913	5,528	10,114	10,921

CREDIT LOSS EXPENSE
(Credit) Provision for credit losses - loans	(4)	(190)	(422)	(160)
(Credit) Provision for credit losses - investment debt securities	—	—	—	—
(Credit) Provision for credit losses - off-balance sheet commitments	(12)	—	(3)	—
TOTAL CREDIT LOSS EXPENSE	(16)	(190)	(425)	(160)

NET INTEREST INCOME AFTER (CREDIT) PROVISION
FOR CREDIT LOSSES	4,929	5,718	10,539	11,081

NON-INTEREST INCOME
Service charges and fees	514	493	1,039	1,004
Gain on sale of loans	96	67	125	356
Earnings on bank-owned life insurance	113	108	222	211
Brokerage	151	163	279	323
Trust	227	177	418	386
Loss on equity securities	(66)	(40)	(147)	(43)
Interchange fees	442	445	866	857
Other	229	194	530	471
TOTAL NON-INTEREST INCOME	1,706	1,607	3,332	3,565

NON-INTEREST EXPENSE
Salaries	1,832	1,925	3,632	3,771
Employee benefits	608	769	1,400	1,504
Occupancy	320	344	643	671
Furniture and equipment	491	503	1,010	853
State shares tax	131	177	292	344
Professional fees	760	342	1,071	640
Director's fees	73	79	155	167
FDIC assessments	109	64	217	131
Telecommunications	76	111	160	195
Automated teller machine and interchange	(9)	(4)	110	105
Other	466	538	984	981
TOTAL NON-INTEREST EXPENSE	4,857	4,848	9,674	9,362

INCOME BEFORE INCOME TAX PROVISION	1,778	2,477	4,197	5,284
INCOME TAX PROVISION	316	524	795	886
NET INCOME	$1,462	$1,953	$3,402	$4,398

EARNINGS PER SHARE	$0.71	$0.94	$1.64	$2.12
CASH DIVIDENDS PER SHARE	$0.43	$0.42	$0.85	$0.83
WEIGHTED AVERAGE SHARES OUTSTANDING	2,079,649	2,077,971	2,079,393	2,077,977

	Quarter Ended (unaudited)

(Dollars in Thousands, Except Per Share Data)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Operating Highlights
Net income	$1,462	$1,940	$2,595	$2,521	$1,953
Net interest income	4,913	5,201	5,453	5,953	5,528
(Credit) Provision for credit losses	(16)	(409)	(450)	(1,200)	(190)
Non-interest income	1,706	1,626	2,008	498	1,607
Non-interest expense	4,857	4,817	5,038	4,668	4,848

Financial Condition Data:

Total assets	$960,080	$955,030	$944,014	$952,822	$953,045
Loans, net and loans held for sale	544,593	535,843	525,018	506,760	487,334
Intangibles	7,937	7,937	7,937	7,937	7,937
Total deposits
Noninterest-bearing	$175,521	$178,438	$181,845	$182,469	$184,855
Savings	157,833	166,231	171,462	174,173	176,056
NOW	152,358	151,191	152,656	156,961	159,048
Money Market	44,341	51,846	51,850	51,894	56,293
Time Deposits	128,430	127,670	124,512	129,900	135,784
Total interest-bearing deposits	482,962	496,938	500,480	512,928	527,181
Core deposits*	530,053	547,706	557,813	565,497	576,252

Selected Ratios

Net interest margin(YTD)	2.32%	2.41%	2.55%	2.56%	2.51%
Annualized return on average assets	0.71%	0.82%	1.00%	0.97%	0.93%
Annualized return on average equity	7.63%	8.94%	10.45%	9.82%	9.14%

Capital Ratios

Common equity tier I capital ratio	19.30%	19.83%	19.79%	20.77%	20.32%
Tier 1 capital ratio	19.30%	19.83%	19.79%	20.77%	20.32%
Total risk-based capital ratio	20.45%	20.99%	21.04%	22.03%	21.58%
Leverage ratio	10.83%	11.11%	11.02%	10.74%	10.79%

Asset Quality Ratios

Non-performing assets	$2,562	$2,808	$2,654	$2,678	$2,816
Allowance for credit losses - loans	6,278	6,288	7,279	7,743	8,960
Allowance for credit losses to total loans	1.14%	1.16%	1.37%	1.51%	1.81%
Allowance for credit losses to
non-performing loans	245.04%	223.91%	274.33%	293.22%	318.16%

Per Share Data

Earnings per share	$0.71	$0.93	$1.25	$1.21	$0.94
Dividend declared per share	0.43	0.42	0.42	0.42	0.42
Book value	43.44	44.52	41.34	39.88	42.29
Common stock price:
Bid	$37.57	$40.05	$45.00	$45.50	$52.20
Ask	43.00	42.50	51.00	49.50	55.90
Weighted average common shares	2,079,649	2,079,135	2,078,705	2,078,204	2,077,971

* Core deposits are defined as total deposits less time deposits